EXHIBIT 16.1

Child, Van Wagoner & Bradshaw, PLLC

5296 South Commerce Drive, Suite 300

Salt Lake City, UT 84107

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

August 6, 2012

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 6, 2012 of   Verde Resources, Inc.   to be filed with the Securities and Exchange Commission on or about August 6, 2012,  and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, UT 84107